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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                            DELEK US HOLDINGS, INC.

                            Adopted on April 17, 2006

                                    ARTICLE I

                                     OFFICES

            SECTION 1.01. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Dover, County of Kent, and the name of its registered agent shall be United Corporate Services, Inc.

            SECTION 1.02. Other Offices. The corporation also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            SECTION 2.01. Place of Meeting. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its sole discretion and subject to such guidelines and procedures as the Board of Directors may from time to time adopt, determine that the meeting shall not be held at any specific place, but may instead be held solely by means of remote communication.

            SECTION 2.02. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

            (a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders shall be made at an annual meeting of stockholders (i) pursuant to the corporation's notice of such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in this section, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this section. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of this subsection (a), the stockholder must have given timely notice thereof in writing to the Secretary of

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      the corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive office of the corporation not less than 120 calendar days, nor more than 90 calendar days, before the date of the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting. In the event that the date of any annual meeting is more than 30 days before or more than 30 days after the anniversary date of the previous year's annual meeting, notice by a stockholder, to be timely, must be so delivered not earlier than 90 calendar days prior to such annual meeting and not later than 10 days following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

            (b) A stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in a solicitation of proxies for the election of directors in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such nominated person's written consent to serve as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (A) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, and (B) the class and number of shares of the corporation's capital stock that are owned beneficially and of record by such stockholder and by any such beneficial owner. For purposes of these bylaws, the term "beneficial owner" and "beneficial ownership" shall have the meaning ascribed to such terms in Rule 13d-3 under the Exchange Act, and shall be determined in accordance with such rule.

            (c) For purposes of this Section 2.02, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to the Exchange Act or furnished by the corporation to stockholders.

            (d) Notwithstanding the foregoing provisions of this Section 2.02, a stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the nomination of persons for election to the Board of Directors or the proposal of business to be considered by the stockholders at a meeting of stockholders. Nothing in this Section 2.02 shall be deemed to affect any rights of stockholders to request


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      inclusion of proposals in the corporation's proxy statement pursuant to
      Rule 14a-8 under the Exchange Act.

            (e) Only such persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth herein. Except as otherwise provided by law, the corporation's certificate of incorporation, as amended or restated (the "Certificate of Incorporation") or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth herein and, if any proposed nomination or business was not made or proposed in compliance these bylaws, to declare that such non-compliant proposal or nomination be disregarded.

            SECTION 2.03. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a specific place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

            SECTION 2.04. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President from time to time, and shall be called by the Secretary upon written request by a majority of the Board of Directors. Such request shall state the purposes of the proposed meeting. No business other than that stated in the corporation's notice of a special meeting of stockholders shall be transacted at such special meeting.

            SECTION 2.05. Notice of Meeting. Written notice of the annual meeting of stockholders and each special meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meetings, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to


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vote thereat, not less than 10 nor more than 60 days before the meeting, unless allowed by applicable law and in accordance with Section 5.01 herein.

            SECTION 2.06. Quorum. The holders of a majority of the shares of all classes of the corporation's capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation. Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the holders of a majority of the shares of the corporation's capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

            SECTION 2.07. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the shares of the corporation's capital stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. Every proxy must be appointed in accordance with the Delaware General Corporation Law. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless made irrevocable by law. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

            SECTION 2.08. Written Consent of Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have


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not consented in writing. A facsimile transmission, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (a) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (b) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

            "Electronic transmission," as used in these bylaws, means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by the recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

            SECTION 2.09. Voting of Stock of Certain Holders. Shares of the corporation's capital stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws or equivalent organizational documents of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, the stockholder has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the stockholder's proxy, may represent the stock and vote thereon.

            SECTION 2.10. Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the corporation's capital stock and for quorum purposes.

            SECTION 2.11. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting of stockholders, nor more than 60 days prior to the time for such other action as described above. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if


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notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            SECTION 2.12. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at each meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

                                   ARTICLE III

                               BOARD OF DIRECTORS

            SECTION 3.01. Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

            SECTION 3.02. Number, Election and Term. Except as otherwise provided in the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be not fewer than three nor more than nine. Such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.03, and each director elected shall hold office until his or her successor shall be elected and qualified or until such director's earlier resignation or removal. Directors need not be residents of the State of Delaware or stockholders of the corporation. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.

            SECTION 3.03. Vacancies, Additional Directors, and Removal From Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors as provided in Section 3.02 or


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otherwise, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship. Any director so chosen shall hold office until the next election and until his or her successor shall be duly elected and qualified, unless sooner displaced. Any director may be removed either for or without cause by the holders of a majority of shares then entitled to vote at an election of directors.

            SECTION 3.04. Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

            SECTION 3.05. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors or by the President of the corporation and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting. Special meeting may also be held by means of conference telephone or other communications equipment as set forth in Section 3.04.

            SECTION 3.06. Notice of Special Meeting. Notice of special meetings of the Board of Directors shall be given to each director in writing by hand delivery, first-class mail, overnight mail or courier service, confirmed facsimile transmission or electronic transmission or orally by telephone at least 48 hours prior to the time of such meeting. Notice shall be given in accordance with Section 5.01. Any director may waive notice of any meeting in accordance with 5.02. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required under applicable law.

            SECTION 3.07. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            SECTION 3.08. Action Without Meeting. Unless otherwise restricted by the


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Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

            SECTION 3.09. Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, that shall be paid to its members for their services as directors and as members of standing or special committees of the Board of Directors. The Board of Directors shall also have power, in its discretion, to provide for and to pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

            SECTION 4.01. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees of the Board of Directors, including, if the Board of Directors shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the corporation in accordance with applicable laws. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution but no such committee shall have the power or authority to (a) approve, adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) required by applicable law to be submitted to the stockholders for approval or (b) adopt, amend or repeal any of these bylaws. The committee may authorize the seal of the corporation to be affixed to all papers that may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

            SECTION 4.02. Minutes. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

            SECTION 4.03. Compensation. Members of committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine, in


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accordance with Section 3.09.

                                    ARTICLE V

                                     NOTICE

            SECTION 5.01. General. Whenever under the provisions of applicable law, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee, or stockholder, such notice need not be delivered personally, but may be given in writing and or mailed to such director, member, or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally by telephone, overnight mail or courier service, facsimile transmission, electronic mail or similar medium of communication; provided further that in the case of a stockholder, notice may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. If mailed, notice to a director, member of a committee, or stockholder shall be deemed to be given five days after deposit in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his or her business address. If given by overnight mail or courier service, such notice shall be deemed adequately delivered twenty-four (24) hours after it was delivered to the overnight mail or courier service company. If sent by facsimile transmission, notice to a director or member of a committee shall be deemed to be given when the facsimile is transmitted and notice to a stockholder shall be deemed to be given when directed to a number at which the stockholder has consented to receive notice. If sent by e-mail transmission, notice to a director or member of a committee shall be deemed to be given when the e-mail is transmitted and notice to a stockholder shall be deemed to be given when directed to an electronic mail address at which the stockholder has consented to receive notice. If posted on an electronic network together with separate notice to the stockholder of such specific posting, notice to a stockholder shall be deemed given upon the later of (a) such posting, and (b) the giving of such separate notice; and if sent by any other form of electronic transmission, notice shall be deemed given to a stockholder when directed to the stockholder, in accordance with the stockholder's consent.

            SECTION 5.02. Waiver. Whenever notice is required to be given under applicable law, the Certificate of Incorporation, or these bylaws, a written waiver, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or a committee thereof need be specified in any waiver of notice of such meeting.


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                                   ARTICLE VI

                                    OFFICERS

            SECTION 6.01. Officers. The officers of the corporation shall be a Chairman of the Board and a Vice Chairman of the Board (if such offices are created by the Board of Directors), a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents, including Chief Operating Officer, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, in each case as the Board of Directors shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these bylaws or by any act of the corporation to be executed, acknowledged, verified, or countersigned by two or more officers. The Chairman and Vice Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

            SECTION 6.02. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his or her successor shall have been elected and qualified or until the effective date of his or her earlier resignation or removal, or until he or she shall cease to be a director in the case of the Chairman and the Vice Chairman.

            SECTION 6.03. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time upon written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 6.04. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors.

            SECTION 6.05. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or a committee thereof or pursuant to the direction of the Board of Directors or a committee thereof; and no officer shall be prevented from receiving such salary by reason of his or her also being a director.

            SECTION 6.06. Chairman of the Board. The Chairman of the Board (if such office is created by the Board of Directors) shall preside at all meetings of the Board of Directors or of the stockholders of the corporation. The Chairman shall formulate and submit to


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the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

            SECTION 6.07. Vice Chairman of the Board. The Vice Chairman of the Board (if such office is created by the Board of Directors) shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The Vice Chairman shall perform such other duties as from time to time may be prescribed by the Board of Directors or the Executive Committee or assigned by the Chairman of the Board.

            SECTION 6.08. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board or the Vice Chairman of the Board (if such offices are created by the Board), the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders. The Chief Executive Officer may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board if he or she is so designated by the Chairman, or in the Chairman's absence by the Vice Chairman. The Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. He or she may sign, with the Treasurer, Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. The Chief Executive Officer shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he or she shall perform all other duties normally incident to the office of Chief Executive Officer and such other duties as may be prescribed by the stockholders, the Board of Directors, or the Executive Committee from time to time.

            SECTION 6.09. President. The President shall be the chief operating officer of the corporation, subject to the control of the Board of Directors, and shall have general and active management and control of the day-to-day business and affairs of the corporation and shall report directly to the Chief Executive Officer, if the Board of Directors creates such a position. The President shall perform such other duties as from time to time are assigned to him or her by the Chief Executive Officer, the Board of Directors or the Executive Committee. In the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer. The President shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Board of Directors or the Executive Committee.

                  SECTION 6.10. Chief Financial Officer. The Chief Financial Officer shall serve as the principal advisor to the corporation in all matters relating to financial risks, financial planning and record-keeping. The Chief Financial Officer shall report directly to the Chief Executive Officer. The Chief Financial Officer shall be responsible for and shall direct agents and employees in the performance of all financial duties and services for and on behalf of the corporation. The Chief Financial Officer shall perform such other duties and exercise such other powers as are commonly incidental to the office of the Chief Financial Officer, and such other duties as from time to time are assigned to him or her by the Chief Executive Officer, the Board of Directors or the Executive Committee.

            SECTION 6.11. Vice Presidents. In the absence of the President, or in the event of his or her inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chief Executive Officer, the President, the Board of Directors or the Executive Committee.

            SECTION 6.12. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, the Board of Directors or the Executive Committee.

            SECTION 6.13. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 7.03 of these bylaws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the Chief Executive Officer, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, the Chief Financial Officer, the Board of Directors or the Executive Committee.

            SECTION 6.14. Assistant Secretary and Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Chief Financial Officer, the Secretary or the Treasurer, respectively, or by the President, the Board of Directors, or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his or her office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.


                                   ARTICLE VII

                         CONTRACTS, CHECKS AND DEPOSITS

            SECTION 7.01. Contracts. Subject to the provisions of Section 6.01, the Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

            SECTION 7.02. Checks. All checks, demands, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as the Board of Directors may determine.

            SECTION 7.03. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                  ARTICLE VIII

                              CERTIFICATES OF STOCK

            SECTION 8.01. Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates representing the number of shares of capital stock registered in his or her name on the books of the corporation unless the Board of Directors has provided by resolution or resolutions that some or all of any or all classes of shares of the corporation stock shall be uncertificated shares. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile.

                  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate, a statement that the corporation will furnish such information without charge to each stockholder who so requests. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

            SECTION 8.02. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnity it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

            SECTION 8.03. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the transfer agent.

            SECTION 8.04. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of the corporation's capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE IX

                                    DIVIDENDS

            SECTION 9.01. Declaration. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may declare dividends with respect to the shares of the corporation's capital stock at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions of the Certificate of Incorporation.

            SECTION 9.02. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                          INDEMNIFICATION AND INSURANCE

            SECTION 10.01. Third Party Actions. The corporation shall indemnify any director or officer of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

            SECTION 10.02. Actions by or in the Right of the Corporation. The corporation shall indemnify any director or officer and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

            SECTION 10.03. Mandatory Indemnification. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 10.01 and 10.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            SECTION 10.04. Determination of Conduct. Any indemnification under
Section 10.01 or 10.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 10.01 or 10.02. Such determination shall be made
(a) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

            SECTION 10.05. Payment of Expenses in Advance. Expenses (including attorney's fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article X. Any such expenses incurred by an employee or agent of the corporation at its discretion may be paid by the corporation upon receipt of such an undertaking.

            SECTION 10.06. Indemnity Not Exclusive. The indemnification and advancement of expenses provided or granted hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any other bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office.

            SECTION 10.07. Definitions. For purposes of this Article X:

            (a) "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this
      Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

            (b) "other enterprises" shall include employee benefit plans;

            (c) "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan;

            (d) "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and

            (e) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article X.

            SECTION 10.08. Continuation of Indemnity. The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            SECTION 10.09. Insurance, Contracts and Funding. The corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Delaware General Corporation Law. The corporation, without further stockholder approval, may enter into contracts with any director, officer, employee or agent in furtherance of the provisions of this section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure that payment of such amounts as may be necessary to effect indemnification as provided in this section.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.01. Seal. The corporate seal, if one is authorized by the Board of Directors, shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

            SECTION 11.02. Books. The books of the corporation may be kept (subject to applicable law) outside the State of Delaware at the offices of the corporation, or at such other place or places as may be designated from time to time by the Board of Directors.

                                   ARTICLE XII

                                    AMENDMENT

            Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, these bylaws may be altered, amended, or repealed by a majority of the number of directors then constituting the Board of Directors at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment, or repeal be contained in the notice of such special meeting.


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